Exhibit 99.4

Array Technologies to Acquire STI Norland
Establishes Array as global leader in solar trackers
Increases exposure to international markets, including the large and rapidly growing Brazilian market
Expected to be significantly accretive to margins and earnings per share before synergies
Combined company expected to generate in excess of $200 million of Adjusted EBITDA in 2022
ALBUQUERQUE, NM — (GLOBE NEWSWIRE) — Array Technologies (NASDAQ: ARRY) (“Array”), one of the world’s largest providers of utility-scale solar tracker technology, today announced that it has entered into a definitive agreement to acquire Soluciones Técnicas Integrales Norland, S.L. (“STI Norland”), one of Europe’s leading manufacturers of solar trackers. Headquartered in Pamplona, Spain, STI Norland has leading positions in Iberia and Latin America, including the rapidly growing Brazilian solar market. STI Norland has completed or been awarded tracker systems for more than 400 projects globally, representing over 12 GW of generation capacity. Over the past several years, the company has achieved high double-digit percentage revenue and EBITDA growth by leveraging the strength of its products and sales teams which are well-suited to the needs of certain international customers. STI Norland generated revenues and EBITDA of approximately €200 million and €43 million, respectively, in 2020. Under the terms of the agreement, Array will acquire STI Norland for approximately €570 million in cash and stock. The transaction is expected to close in the first quarter of 2022. Javier Reclusa, the Chief Executive Officer of STI Norland, as well as the rest of the company’s senior management team will remain with Array following the closing of the transaction and continue to lead STI Norland.
“This transaction is an important first step in the expansion strategy that we articulated when we announced our preferred equity investment from Blackstone in August. The combination of Array and STI Norland creates the global leader in trackers with leading positions in every major market for solar outside of China and India. STI Norland brings to Array a proven product line that is ideally suited for complementary markets which will help to accelerate our international expansion plans. The increased scale of the combined enterprise also provides opportunities for significant cost reduction as we drive greater volumes with our suppliers and achieve increased leverage on our fixed costs” said Brad Forth, Chairman of Array.
“We look forward to welcoming STI Norland’s employees to Array. Both STI Norland and Array are rooted in entrepreneurial, founder-operated businesses that are focused on innovation. Together, I believe we have the technology, culture and capabilities to build a truly global business that can create tremendous value for our customers, employees and shareholders” said Jim Fusaro, Chief Executive Officer of Array.
Javier Reclusa, Chief Executive Officer of STI Norland, added “The entire STI Norland team is excited about joining Array and the opportunities that the combination of the two companies will unlock. We have a tremendous amount of respect for Array, its technology and management and I look forward to working closely with Brad and Jim to support their ambitious expansion plans.”
Transaction Highlights
•Establishes Array as Global Leader in Solar Trackers – The combination of Array and STI creates the largest solar tracker company in the world. The combined business will have leading positions in North America, Latin America and Europe, the three largest markets for solar outside of China. With manufacturing capacity and design and engineering resources on three continents, the combined organization’s ability to support customers on a global basis will be unparalleled.
•Makes Array a Leader in the Rapidly Growing Brazilian Solar Market – STI Norland is the leading provider of solar trackers in Brazil. STI Norland’s strong position is reinforced by its local manufacturing presence and supply chain. Brazil has the third highest solar resource of any country. Annual utility-scale solar installations in Brazil have more than tripled over the past three years as the LCOE for solar has fallen below conventional generation.

Exhibit 99.4
Nearly 10 GWs of utility-scale solar is forecast to be installed in Brazil in 2022 and 2023 according to industry analysts with over 90% of those projects using trackers.
•Accelerates International Expansion Plans – STI Norland has an established sales presence in Europe, Latin America, Australia and South Africa. By leveraging STI Norland’s existing sales infrastructure and relationships, Array will be able to accelerate its expansion plans for international markets. The combined company is expected to derive approximately 30% of its revenues from international projects in 2022.
•Solidifies Array’s Relationships with Key International Customers – STI Norland has longstanding relationships with major international customers including Acciona Energia, Iberdrola and EDP Renewables that are not currently significant volume customers for Array. Array expects that the strength of STI Norland’s relationships will help to drive increased sales to these customers both in the U.S. and internationally.
•Creates Access to a Lower Cost, Proven Product for International Markets – STI Norland manufactures a reliable, dual row tracker system that is ideal for projects in markets where the cost of installation labor is lower than in the U.S. and wind and snow load factors are significantly lower. Access to STI Norland’s product gives Array a broader product portfolio that will allow the company to provide global customers with the product that best meets their goals given site conditions, local content requirements, labor costs and objectives for upfront cost and total lifetime cost.
•Creates Opportunity to Sell Array Products through STI Norland’s Sales Channel – Array will offer STI Norland’s sales organization the opportunity to sell Array’s industry-leading DuraTrack® products, which have the lowest lifetime cost of any tracker system and exceptional wind and snow load performance, to their customers.
•Enhances Geographic and Customer Diversity – STI Norland generates approximately 95% of its revenues outside of the U.S. and there is virtually no overlap between the company’s major customers and Array’s major customers.
•Significant Margin and Earnings Accretion Before Synergies – Array expects STI Norland to be significantly accretive to Array’s margins and earnings per share in 2022 before any synergies. Based on current market conditions and the backlog, awarded orders and sales pipeline for both companies, Array expects that the combined business can generate in excess of $200 million of Adjusted EBITDA in 2022 before synergies. Array plans to provide detailed guidance for 2022 in connection with the company’s fourth quarter earnings release in March 2022.
•Creates Opportunities for Significant Cost Reduction – Following the closing of the transaction, Array intends to initiate several cost reduction plans across the combined company which will include evaluating additional supplier discounts that may be available from combining purchasing volumes, identifying common components where either company has advantaged pricing, and implementing mutual manufacturing best practices across both companies’ facilities to reduce cost.

Transaction Consideration and Financing
Under the terms of the agreement, Array will acquire STI Norland for €351 million in cash (approximately $407 million at current exchange rates) and 13.9 million shares of Array common stock. STI Norland shareholders will be eligible for an additional payment of up to €55 million in cash based on the amount of EBITDA in excess of €47 million that STI Norland generates in 2021. If earned, the additional payment will be made in 2022 following the completion of an audit of STI Norland’s results for 2021. The acquisition is subject to the receipt of any required regulatory approvals and is expected to close in the first quarter of 2022. Array has obtained commitments from J.P. Morgan Securities, LLC and Guggenheim Securities, LLC as joint lead arrangers, for bridge financing, should it be needed, to complete the transaction. However, the company expects to pursue certain other debt financing alternatives to finance the cash portion of the purchase price as well as issue additional preferred stock pursuant to the Series A Preferred Stock commitment it entered into with Blackstone in August 2021.

Exhibit 99.4

Transaction Approvals and Closing Conditions
The transaction is expected to close in the first quarter of 2022, subject to receiving any required regulatory approvals and the satisfaction of other customary closing conditions. Guggenheim Securities, LLC acted as Array’s exclusive financial advisor and Kirkland & Ellis acted as Array’s legal advisor in connection with the transaction. Lazard acted as exclusive financial advisor and Allen & Overy as legal advisor to STI Norland.

Additional information regarding the transaction will be included in a Current Report on Form 8-K to be filed by Array with the Securities and Exchange Commission.

About Array Technologies, Inc.
Array Technologies (NASDAQ: ARRY) is a leading American company and global provider of utility-scale solar tracker technology. Engineered to withstand the harshest conditions on the planet, Array’s high-quality solar trackers and sophisticated software maximize energy production, accelerating the adoption of cost-effective and sustainable energy. Founded and headquartered in the United States, Array relies on its diversified global supply chain and customer-centric approach to deliver, commission and support solar energy developments around the world, lighting the way to a brighter, smarter future for clean energy. For more news and information on Array, please visit arraytechinc.com.

About STI Norland
Founded in 1996 in Pamplona, Spain, STI Norland is a pioneer in Europe in both the development of fixed-tilt structures and trackers for utility-scale PV plants. The company’s system was used in the world’s first PV plant to deploy trackers in 2002. Since then, STI Norland’s trackers have been used in more than 400 solar projects globally representing approximately 12 GW of generation capacity.

Forward Looking Statements
This press release contains forward looking statements including statements about the proposed transaction with STI Norland, the timing thereof and our ability to achieve the intended operational, financial and strategic benefits from such transaction. These statements are not historical facts but rather are based on the Company's current expectations and projections regarding its business, operations and other factors relating thereto. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are used to identify these forward looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, including but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the Company to successfully or timely consummate the proposed transaction with STI Norland, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed transaction; risks relating to the uncertainty of the projected financial information with respect to STI Norland; risks related to the timing and achievement of expected business milestones; the risk that the proposed transactions disrupts current plans and operations of Array and STI Norland as a result of the announcement and consummation of the proposed transaction; the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; and risks relating to STI Norland’s intellectual property portfolio. Actual results may differ materially from those in the forward looking statements as a result of a number of factors. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views only as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Exhibit 99.4

Media Contact:
Laurie Steinberg
845-558-6370
lsteinberg@soleburytrout.com

Investor Relations Contact:
505-437-0010
investors@arraytechinc.com